Whirlpool Reports Q2 Results, Delivers In A Challenging Environment
•GAAP net loss margin of (7.3)% and GAAP loss per diluted share of $(6.62) impacted by non-recurring charges of $747 million, largely driven by loss from sale of Russia business and EMEA asset impairment
•Delivered ongoing (non-GAAP) EBIT margin(2) of 9.0% and ongoing (non-GAAP) earnings per diluted share(1) of $5.97, despite elevated cost inflation and demand slowdown
•North America region delivered strong results with EBIT(3) margin of 14.1% led by previously executed cost-based price increases offset by lower volumes and elevated cost inflation
•Returned ~$400 million in repurchases and dividends in the quarter, on track with commitment to return over $1.5 billion to shareholders in the year
•Progressed EMEA strategic review and global portfolio transformation with the agreement to sell the Whirlpool Russia business
•Revised full-year 2022 guidance to $9.50 to $11.50 earnings per diluted share on a GAAP basis and $22.00 to $24.00 on an ongoing basis(2), cash provided by operating activities of $1.85 billion and free cash flow(4) of $1.25 billion

BENTON HARBOR, Mich., July 25, 2022 - Whirlpool Corporation (NYSE: WHR), committed to being the best global kitchen and laundry company, in constant pursuit of improving life at home, today reported second quarter 2022 financial results.

"
We delivered 9% ongoing(2) EBIT margins globally and 14% in North America - this is further proof of our more profitable and agile business model,” said Marc Bitzer, chairman and chief executive officer of Whirlpool Corporation. “Moreover, long-term fundamentals of demand remain strong and we continue to progress our portfolio transformation to position ourselves to drive long-term value.”

MARC BITZER

KEY RESULTS

Second Quarter Results	2022	2021	Change
Net sales ($M)	$5,097	$5,324	$(227)	(4.3)%
Net sales excluding currency ($M)	$5,203	$5,324	$(121)	(2.3)%
GAAP net earnings (loss) available to Whirlpool ($M)	$(371)	$581	$(952)	nm
Ongoing EBIT(2) ($M)	$461	$607	$(146)	(24.1)%
GAAP earnings (loss) per diluted share	$(6.62)	$9.15	$(15.77)	nm
Ongoing earnings per diluted share(1)	$5.97	$6.64	$(0.67)	(10.1)%
CASH FLOW

Year-to-Date Free Cash Flow	2022	2021	Change
Cash provided by (used in) operating activities ($M)	$(180)	$646	$(826)
Free cash flow(4) ($M)	$(397)	$462	$(859)
QUARTERLY HIGHLIGHTS
•Net sales decline of (4.3)%, or (2.3)% excluding currency, impacted by supply chain disruptions and demand slowdown, partially offset by favorable product price/mix
•Go-to-market actions delivered 675 basis points of price/mix with previously announced cost-based pricing actions fully in place across the globe

"
In Q2, we returned approximately $400 million to shareholders while continuing to fund innovation,” said Jim Peters, chief financial officer of Whirlpool Corporation. “Our strong balance sheet positions us well to invest in high margin and high growth businesses and deliver on our commitment to return $1.5 billion to shareholders in 2022.”
JIM PETERS

REGIONAL REVIEW

North America	Q2 2022	Q2 2021	Change	Change excluding currency impact
Net sales ($M)	$2,964	$3,042	(2.6)%	(2.3)%
EBIT(3) ($M)	$417	$557	(25.1)%	-
•Industry volumes down 6 percent year over year, largely offset by execution of cost-based pricing actions
•EBIT margin(3) of 14.1 percent, compared to 18.3 percent in the same prior-year period, despite cost inflation increases peaking

Europe, Middle East and Africa	Q2 2022	Q2 2021	Change	Change excluding currency impact
Net sales ($M)	$1,008	$1,250	(19.4)%	(10.3)%
EBIT(3) ($M)	$2	$31	(93.5)%	-
•Demand negatively impacted by war in Ukraine; revenue decline, excluding currency, of 10.3 percent
•EBIT margin(3) of 0.2 percent, compared to 2.5 percent in the same prior-year period, impacted by lower volumes and cost inflation, partially offset by cost-based pricing actions

Latin America	Q2 2022	Q2 2021	Change	Change excluding currency impact
Net sales ($M)	$787	$763	3.1%	(0.5)%
EBIT(3) ($M)	$57	$74	(23.0)%	-
•Revenue growth driven by cost-based price increases, fully offsetting industry decline
•EBIT margin(3) of 7.2 percent, compared to 9.7 percent in the same prior-year period, impacted by cost inflation partially offset by cost-based pricing actions

Asia	Q2 2022	Q2 2021	Change	Change excluding currency impact
Net sales ($M)	$338	$269	25.7%	30.5%
EBIT(3) ($M)	$23	$4	403.4%	-
•Revenue increase driven by strong volume growth compared to prior year's Covid-related shutdowns in India
•EBIT margin(3) of 6.8 percent, compared to 1.7 percent in the same prior-year period, driven by top-line growth and cost-based pricing actions, fully offsetting inflation

FULL-YEAR 2022 OUTLOOK
•Expect full-year 2022 revenues of approximately $20.7 billion (down approximately 6 percent)
•Reduced earnings per diluted share from $24.00 to $26.00 to $9.50 to $11.50 on a GAAP basis and $22.00 to $24.00 on an ongoing basis(2)
•Reduced cash provided by operating activities to $1.85 billion from $1.95 billion; free cash flow(4) of $1.25 billion remains unchanged
•Updated GAAP and adjusted tax rate (non-GAAP) from 24 to 26 percent to a GAAP tax rate of 34 to 36 percent and an adjusted tax rate (non-GAAP) of 21 to 23 percent

(1)A reconciliation of ongoing earnings per diluted share, a non-GAAP financial measure, to reported net earnings (loss) per diluted share available to Whirlpool and other important information, appears below.
(2)A reconciliation of earnings before interest and taxes (EBIT) and ongoing EBIT, non-GAAP financial measures, to reported net earnings (loss) available to Whirlpool, and a reconciliation of EBIT margin and ongoing EBIT margin, non-GAAP financial measures, to net earnings (loss) margin and other important information, appears below.
(3)Segment EBIT represents our consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate "Other/Eliminations" of $(785) million and $53 million for the second quarters of 2022 and 2021, respectively.
(4)A reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by (used in) operating activities and other important information, appears below. Adjusted free cash flow of $769 million for the second quarter of 2021 has been restated to $462 million free cash flow measure to conform with current year presentation.

Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Korey Thomas, 269/923-2641, Investor_Relations@Whirlpool.com

ABOUT WHIRLPOOL CORPORATION
Whirlpool Corporation (NYSE: WHR) is committed to being the best global kitchen and laundry company, in constant pursuit of improving life at home. In an increasingly digital world, the company is driving purposeful innovation to meet the evolving needs of consumers through its iconic brand portfolio, including Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, JennAir, Indesit and Yummly. In 2021, the company reported approximately $22 billion in annual sales, 69,000 employees and 54 manufacturing and technology research centers. Additional information about the company can be found at WhirlpoolCorp.com.

WEBSITE DISCLOSURE
We routinely post important information for investors on our website, WhirlpoolCorp.com, in the "Investors" section. We also intend to update the "Hot Topics Q&A" portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the "Investors" section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

WHIRLPOOL ADDITIONAL INFORMATION
This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ("Whirlpool") that speak only as of this date. Whirlpool disclaims any obligation to update these statements. Forward-looking statements in this document may include, but are not limited to, statements regarding future financial results, long-term value creation goals, portfolio transformation, restructuring and repurchase expectations, productivity, direct-to-consumer sales growth, raw material prices and the impact of COVID-19 and the Russia/Ukraine conflict on our operations. Such statements can be identified by the use of terminology such as "may," "could," "will," "should," "possible," "plan," "predict," "forecast," "potential," "anticipate," "estimate," "expect," "project," "intend," "believe," "may impact," "on track," and similar words or expressions. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Among these factors are: (1) the ongoing Russian invasion of Ukraine and related conflict and sanctions; (2) COVID-19 pandemic-related business disruptions and economic uncertainty; (3) intense competition in the home appliance industry reflecting the impact of both new and established global competitors, including Asian and European manufacturers, and the impact of the changing retail environment, including direct-to-consumer sales; (4) Whirlpool's ability to maintain or increase sales to significant trade customers and the ability of these trade customers to maintain or increase market share; (5) Whirlpool's ability to maintain its reputation and brand image; (6) the ability of Whirlpool to achieve its business objectives and leverage its global operating platform, and accelerate the rate of innovation; (7) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (8) Whirlpool's ability to obtain and protect intellectual property rights; (9) acquisition, divestiture and investment-related risks, including risks associated with our past acquisitions; (10) Whirlpool's ability to navigate risks associated with our presence in emerging markets; (11) risks related to our international operations, including changes in foreign regulations; (12) Whirlpool's ability to respond to unanticipated social, political and/or economic events; (13) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (14) product liability and product recall costs; (15) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (16) our ability to attract, develop and retain executives and other qualified employees; (17) the impact of labor relations; (18) fluctuations in the cost of key materials (including steel, resins, copper and aluminum) and components and the ability of Whirlpool to offset cost increases; (19) Whirlpool's ability to manage foreign currency fluctuations; (20) impacts from goodwill impairment and related charges; (21) triggering events or circumstances impacting the carrying value of our long-lived assets; (22) inventory and other asset risk; (23) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (24) litigation, tax, and legal compliance risk and costs, especially if materially different from the amount we expect to incur or have accrued for, and any disruptions caused by the same; (25) the effects and costs of governmental investigations or related actions by third parties; (26) changes in the legal and regulatory environment including environmental, health and safety regulations, and taxes and tariffs; (27) Whirlpool's ability to respond to the impact of climate change and climate change regulation; and (28) the uncertain global economy and changes in economic conditions which affect demand for our products. Additional information concerning these and other factors can be found in Whirlpool's filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Price increases and/or actions referred to throughout the document reflect previously announced cost-based price increases.

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
FOR THE PERIODS ENDED JUNE 30
(Millions of dollars, except per share data)

	Three Months Ended		Six Months Ended
	2022	2021	2022	2021
Net sales	$5,097	$5,324	$10,017	$10,682
Expenses
Cost of products sold	4,200	4,234	8,269	8,444
Gross margin	897	1,090	1,748	2,238
Selling, general and administrative	461	509	837	1,002
Intangible amortization	7	10	16	27
Restructuring costs	5	8	10	28
Impairment of goodwill and other intangibles	384	—	384	—
(Gain) loss on sale and disposal of businesses	346	(120)	346	(120)
Operating profit	(306)	683	155	1,301
Other (income) expense
Interest and sundry (income) expense	(19)	(36)	(26)	(62)
Interest expense	45	45	86	90
Earnings (loss) before income taxes	(332)	674	95	1,273
Income tax expense (benefit)	37	94	143	253
Equity method investment income (loss), net of tax	1	—	(4)	—
Net earnings (loss)	(368)	580	(52)	1,020
Less: Net earnings (loss) available to noncontrolling interests	3	(1)	6	6
Net earnings (loss) available to Whirlpool	$(371)	$581	$(58)	$1,014
Per share of common stock
Basic net earnings (loss) available to Whirlpool	$(6.62)	$9.23	$(1.00)	$16.10
Diluted net earnings (loss) available to Whirlpool	$(6.62)	$9.15	$(1.00)	$15.96
Dividends declared	$1.75	$1.40	$3.50	$2.65
Weighted-average shares outstanding (in millions)
Basic	56.0	62.9	57.1	63.0
Diluted	56.0	63.5	57.1	63.5

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Millions of dollars, except share data)

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,642	$3,044
Accounts receivable, net of allowance of $87 and $98, respectively	2,723	3,100
Inventories	3,218	2,717
Prepaid and other current assets	877	834
Total current assets	8,460	9,695
Property, net of accumulated depreciation of $6,540 and $6,619, respectively	2,614	2,805
Right of use assets	898	946
Goodwill	2,183	2,485
Other intangibles, net of accumulated amortization of $522 and $522, respectively	1,827	1,981
Deferred income taxes	1,769	1,920
Other noncurrent assets	601	453
Total assets	$18,352	$20,285
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$5,063	$5,413
Accrued expenses	624	609
Accrued advertising and promotions	650	854
Employee compensation	284	576
Notes payable	19	10
Current maturities of long-term debt	248	298
Other current liabilities	704	750
Total current liabilities	7,592	8,510
Noncurrent liabilities
Long-term debt	4,831	4,929
Pension benefits	311	378
Postretirement benefits	137	142
Lease liabilities	755	794
Other noncurrent liabilities	517	519
Total noncurrent liabilities	6,551	6,762
Stockholders' equity
Common stock, $1 par value, 250 million shares authorized, 114 million and 114 million shares issued, respectively, and 55 million and 59 million shares outstanding, respectively	114	114
Additional paid-in capital	3,047	3,025
Retained earnings	9,912	10,170
Accumulated other comprehensive loss	(2,090)	(2,357)
Treasury stock, 59 million and 55 million shares, respectively	(6,947)	(6,106)
Total Whirlpool stockholders' equity	4,036	4,846
Noncontrolling interests	173	167
Total stockholders' equity	4,209	5,013
Total liabilities and stockholders' equity	$18,352	$20,285

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE PERIODS ENDED JUNE 30
(Millions of dollars)

	Six Months Ended
	2022	2021
Operating activities
Net earnings (loss)	$(52)	$1,020
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	226	259
Impairment of goodwill and other intangibles	384	—
(Gain) loss on sale and disposal of businesses	346	(120)
Accounts receivable	262	(100)
Inventories	(626)	(527)
Accounts payable	(241)	260
Accrued advertising and promotions	(177)	(100)
Accrued expenses and current liabilities	(94)	142
Taxes deferred and payable, net	14	83
Accrued pension and postretirement benefits	(53)	(61)
Employee compensation	(261)	(119)
Other	92	(91)
Cash provided by (used in) operating activities	(180)	646
Investing activities
Capital expenditures	(217)	(184)
Proceeds from sale of assets and businesses	75	298
Cash held by divested businesses	—	(393)
Cash provided by (used in) investing activities	(142)	(279)
Financing activities
Net proceeds from borrowings of long-term debt	300	300
Net proceeds (repayments) of long-term debt	(300)	(300)
Net proceeds (repayments) from short-term borrowings	9	(2)
Dividends paid	(200)	(167)
Repurchase of common stock	(833)	(200)
Common stock issued	2	75
Other	—	(38)
Cash provided by (used in) financing activities	(1,022)	(332)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	12	(1)
Less: decrease in cash classified as held for sale	(70)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(1,402)	34
Cash, cash equivalents and restricted cash at beginning of year	3,044	2,934
Cash, cash equivalents and restricted cash at end of period	$1,642	$2,968

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Millions of dollars except per share data)
(Unaudited)
We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing" measures, including earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, adjusted effective tax rate, sales excluding currency and free cash flow. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses. Sales excluding foreign currency is calculated by translating the current period net sales, in functional currency, to U.S. dollars using the prior-year period’s exchange rate compared to the prior-year period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations. Management believes that adjusted tax rate provides investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of certain unique items. Management believes that free cash flow and adjusted free cash flow provides investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the company's ability to fund its activities and obligations. The Company provides free cash flow related metrics, such as adjusted free cash flow as a percentage of net sales, as long-term management goals, not an element of its annual financial guidance, and as such does not provide a reconciliation of adjusted free cash flow to cash provided by (used in) operating activities, the most directly comparable GAAP measure, for these long-term goal metrics. Whirlpool does not provide a non-GAAP reconciliation for its forward-looking long-term value creation goals, such as organic net sales, EBIT, free cash flow conversion, ROIC and gross debt/EBITDA, as these long-term management goals are not annual guidance, and the reconciliation of these long-term measures would rely on market factors and certain other conditions and assumptions that are outside of the company’s control. We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, net sales, effective tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures. We also disclose segment EBIT an important financial metric used by the Company's Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280 - Segment Reporting. GAAP net earnings available to Whirlpool per diluted share and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

SECOND-QUARTER 2022 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended June 30, 2022. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our second-quarter GAAP tax rate was (11.1)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our second-quarter adjusted tax rate (non-GAAP) of 18.8%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	June 30, 2022
Net earnings (loss) available to Whirlpool	$(371)
Net earnings (loss) available to noncontrolling interests	3
Income tax expense (benefit)	37
Interest expense	45
Earnings before interest & taxes	$(286)
Net sales	$5,097
Net earnings (loss) margin	(7.3)%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$(286)	$(6.62)
Impairment of goodwill and other intangibles(a)	Impairment of goodwill and other intangibles	384	6.86
Impact of M&A transactions(b)	Impact of M&A transactions	363	6.49
Total income tax impact			(2.51)
Normalized tax rate adjustment(c)			1.78
Share adjustment*			(0.03)
Ongoing measure		$461	$5.97
Net sales		$5,097
Ongoing EBIT margin		9.0%

Note: Numbers may not reconcile due to rounding

*As a result of our current period GAAP earnings loss, the impact of antidilutive shares was excluded from the loss per share calculation on a GAAP basis. The share count adjustment used in the calculation of the second-quarter ongoing earnings per diluted share includes basic shares outstanding of 56.0 million plus the impact of antidilutive shares of 0.3 million which were excluded on a GAAP basis.

SECOND-QUARTER 2021 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE
The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the three months ended June 30, 2021. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our second-quarter GAAP tax rate was 13.9%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our second-quarter adjusted tax rate (non-GAAP) of 25.0%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	June 30, 2021
Net earnings (loss) available to Whirlpool	$581
Net earnings (loss) available to noncontrolling interests	(1)
Income tax expense (benefit)	94
Interest expense	45
Earnings (loss) before interest & taxes	$719
Net sales	$5,324
Net earnings margin	10.9%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$719	$9.15
Restructuring costs(d)	Restructuring cost	8	0.13
(Gain) loss on sale and disposal of businesses(e)	(Gain) loss on sale and disposal of businesses	(120)	(1.89)
Income tax impact		—	0.44
Normalized tax rate adjustment(c)		—	(1.19)
Ongoing measure		$607	$6.64
Net sales		$5,324
Ongoing EBIT margin		11.4%

Note: Numbers may not reconcile due to rounding

FULL-YEAR 2022 OUTLOOK FOR ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ending December 31, 2022. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our anticipated full-year GAAP tax rate is 34.0% to 36.0%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our anticipated full-year adjusted tax (non-GAAP) rate between 21.0% and 23.0%.

		Twelve Months Ending
		December 31, 2022
	Results classification	Earnings before interest & taxes*	Earnings per diluted share
Reported measure		$1,099	$9.50 - $11.50
Impairment of goodwill and other intangibles(a)	Impairment of goodwill and other intangibles	384	6.83
Impact of M&A transactions(b)	Impact of M&A transactions	363	6.46
Total income tax impact			(2.92)
Normalized tax rate adjustment(c)			2.09
Ongoing measure		$1,846	$22.00 - $24.00

Note: Numbers may not reconcile due to rounding

*Earnings Before Interest & Taxes (EBIT) is a non-GAAP measure. The Company does not provide a forward-looking quantitative reconciliation of EBIT to the most directly comparable GAAP financial measure, net earnings available to Whirlpool, because the net earnings available to noncontrolling interests item of such reconciliation -- which has historically represented a relatively insignificant amount of the Company's overall net earnings -- implicates the Company's projections regarding the earnings of the Company's non wholly-owned subsidiaries and joint ventures that cannot be quantified precisely or without unreasonable efforts.

FOOTNOTES

a.IMPAIRMENT OF GOODWILL AND OTHER INTANGIBLES - During the second quarter of 2022, we performed a quantitative assessment of the EMEA region's goodwill and intangible assets for impairment. Based on our interim quantitative impairment assessment as of June 30, 2022, we concluded the carrying value of the EMEA reporting unit exceeded its fair value, therefore goodwill and intangible assets were impaired. The impact of the impairment was $106 million to intangible assets and $278 million to goodwill in the second quarter of 2022.

b.IMPACT OF M&A TRANSACTIONS - During the second quarter of 2022, we entered into an agreement to sell our Russia business. We classified this disposal group as held for sale and recorded an impairment loss of $346 million for the write-down of the assets to their fair value. Additionally, we incurred unique transaction related costs of $17 million related to portfolio transformation and EMEA strategic assessment expenses. These transaction costs are recorded in Selling, general and administrative expenses on our Consolidated Condensed Statement of Comprehensive Income (Loss).

c.NORMALIZED TAX RATE ADJUSTMENT - During the second quarter of 2022, the Company calculated ongoing earnings per share using an adjusted tax rate of 18.8% to reconcile to our anticipated full-year ongoing effective tax rate between 21.0% and 23.0%, which excludes the impacts of the non-tax deductible loss on sale of the Russia business of $346 million and impairment of goodwill of $278 million. During the second quarter of 2021, the Company calculated ongoing earnings per share using an adjusted tax rate of 25.0%, to reconcile to our anticipated full-year 2021 ongoing effective tax rate between 24% and 26%, which excludes the gain on sale and disposal of businesses.

d.RESTRUCTURING COSTS - In 2022, and moving forward, we will only exclude restructuring actions greater than $50 million from our ongoing results. In 2021, these costs were primarily related to actions that right-size and reduce the fixed cost structure of our EMEA business and other centralized functions.

e.(GAIN) LOSS ON SALE AND DISPOSAL OF BUSINESSES - On March 31, 2021, Galanz launched its partial tender offer for majority ownership of Whirlpool China. Our subsidiary tendered approximately 31% of Whirlpool China's outstanding shares in the tender offer, with the remainder representing a noncontrolling interest of approximately 20% in Whirlpool China. The transaction closed on May 6, 2021. In connection with the closing of the transaction, we received cash proceeds of $193 million and recognized a gain on sale of $284 million.
On May 17, 2021, our subsidiary entered into a share purchase agreement to sell its Turkish subsidiary to Arçelik. As part of the agreement, Arçelik will assume responsibility for operating the manufacturing site in Manisa, Turkey, following closing. The transaction closed on June 30, 2021. In connection with the closing of the transaction, we received cash proceeds of $93 million and recognized a loss on sale of $164 million.
The net impact realized in our second quarter income statement is a gain on sale of $120 million.

FREE CASH FLOW

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles six months ended June 30, 2022 and 2021 and 2022 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Six Months Ended
	June 30,
(millions of dollars)	2022	2021	2022 Outlook
Cash provided by (used in) operating activities	$(180)	$646	$1,850
Capital expenditures	(217)	(184)	(600)
Free cash flow	$(397)	$462	$1,250

Cash provided by (used in) investing activities*	(142)	(279)
Cash provided by (used in) financing activities*	(1,022)	(332)

Throughout 2021 and comparable periods, the Company defined adjusted free cash flow as cash provided by (used in) operating activities less capital expenditures and including proceeds from the sale of assets/businesses, and changes in restricted cash. Starting in 2022, the Company presents free cash flow which is cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow of $769 million for the second quarter of 2021 has been restated to $462 million free cash flow measure to conform with current year presentation.

Adjusted Free Cash Flow (FCF) Reconciliation: in millions	Six Months Ended June 30,
2021
Cash provided by (used in) operating activities	$646
Capital expenditures	(184)
Proceeds from sale of assets and business	298
Change in restricted cash	9
Adjusted free cash flow	$769

Cash provided by (used in) investing activities	$(279)
Cash provided by (used in) financing activities	(332)

*Financial guidance on a GAAP basis for cash provided by (used in) financing activities and cash provided by (used in) investing activities has not been provided because in order to prepare any such estimate or projection, the Company would need to rely on market factors and certain other conditions and assumptions that are outside of its control.

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